Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of November 15, 2022 (the “First Amendment Effective Date”), is entered into among AutoZone, Inc., a Nevada corporation (the “Borrower”), the Lenders party hereto, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and JPMorgan Chase Bank, N.A., as syndication agent (the “Syndication Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 15, 2021 (as amended, restated, amended and restated, extended, supplemented, or otherwise modified in writing from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders extend the Termination Date by a period of one (1) year as contemplated by Section 3.4(d) of the Existing Credit Agreement; and

WHEREAS, the Borrower has requested and the Lenders have agreed to further amend the Existing Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Existing Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)The Existing Credit Agreement is amended and restated in its entirety to read in the form attached hereto as Annex A (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)Schedule 1.1 to the Existing Credit Agreement is hereby amended and replaced in its entirety by Schedule 1.1 attached hereto.

(c)Except as set forth in Section 1(b) above, all schedules and exhibits to the Existing Credit Agreement (as amended or otherwise modified in writing prior to the First Amendment Effective Date) shall not be modified or otherwise affected hereby.

2.Conditions Precedent.  This Agreement shall be effective on the First Amendment Effective Date upon the satisfaction (or waiver) of the following conditions precedent:

(a)Receipt by the Administrative Agent (or its counsel) of counterparts of this Agreement duly executed by the Borrower, each of the Lenders party to the Existing Credit Agreement on the First Amendment Effective Date and the Administrative Agent.

(b)The Borrower shall have paid all fees and expenses relating to this Agreement which are due and payable on such date, including all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable and documented fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

3.Miscellaneous.

(a)The Amended Credit Agreement and the other Credit Documents, and the obligations of the Borrower thereunder, as amended hereby, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Credit Document.

(b)The Borrower hereby represents and warrants as follows:

(i)The execution, delivery and performance of this Agreement by the Borrower (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien (other than a Permitted Lien) on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower’s articles of incorporation or by-laws.

(ii)This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii)No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the execution, delivery, performance, validity or enforceability of the this Agreement, except to the extent that the failure to obtain such consent, authorization, filing or notice would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(iv)Before and after giving effect to the transactions contemplated by this Agreement, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Credit Documents are true and correct on and as of the First Amendment Effective Date, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1 of the Credit Agreement.

(c)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Credit Documents, as amended by this Agreement, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Documents.

(d)Subject to Section 10.19 of the Amended Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement.  The authorization under this Section 3(d) may include use or acceptance by the Administrative Agent and each Lender of a manually signed paper copy of this Agreement which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Agreement converted into another format, for transmission, delivery and/or retention.

(e)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(g)The terms of Sections 10.10 of the Amended Credit Agreement with respect to submission to jurisdiction, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	AUTOZONE, INC.

By: /s/ Jamere Jackson

Name: Jamere Jackson

Title: Executive Vice President and Chief Financial Officer

By: /s/ Brian L. Campbell

Name: Brain L. Campbell

Title: Vice President and Treasurer

ADMINISTRATIVE

AGENT:BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Michelle L. Walker

Name: Michelle L. Walker

Title: Vice President

LENDERS:BANK OF AMERICA, N.A.,

as a Lender and L/C Issuer

By: /s/ Michelle L. Walker

Name: Michelle L. Walker

Title: Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

NEW YORK BRANCH,

as a Lender

By: /s/ Stephen Johnson

Name: Stephen Johnson

Title: Managing Director

By: /s/ Miriam Trautmann

Name: Miriam Trautmann

Title: Managing Director

BANCO SANTANDER, S.A., NEW YORK BRANCH,

as a Lender

By: /s/ Andres Barbosa

Name: Andres Barbosa

Title: Managing Director

By: /s/ Rita Walz-Cuccioli

Name: Rita Walz-Cuccioli

Title: Executive Director

BANK OF THE WEST,

as a Lender

By: /s/ Patricia DelGrande

Name: Patricia DelGrande

Title: Bank of the West

CAPITAL ONE, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Charles Groeschke

Name: Charles Groeschke

Title: Duly Authorized Signatory

CITIBANK, N.A.,

as a Lender

By: /s/ Anita Philip

Name: Anita Philip

Title: Director

CITIZENS BANK, N.A.,

as a Lender

By: /s/ Karmyn Paul

Name: Karmyn Paul

Title: Vice President

COMERICA BANK,

as a Lender

By: /s/ Brandon Kotcher

Name: Brandon Kotcher

Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as a Lender

By: /s/ Jill Wong

Name: Jill Wong

Title: Director

By: /s/ Gordon Yip

Name: Gordon Yip

Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,

as a Lender

By: /s/ Ming K. Chu

Name: Ming K. Chu

Title: Director

By: /s/ Annie Chung

Name: Annie Chung

Title: Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Geoffrey Jinnah

Name: Geoffrey Jinnah

Title: Principal, Officer

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Virginia Cosenza

Name: Virginia Cosenza

Title: Vice President #23310

THE HUNTINGTON NATIONAL BANK,

as a Lender

By: /s/ Michael Kiss

Name: Michael Kiss

Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,

as a Lender and L/C Issuer

By: /s/ Gregory Martin

Name: Gregory Martin

Title: Executive Director

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Marianne T. Meil

Name: Marianne T. Meil

Title: Sr. Vice President

MIZUHO BANK, LTD.,

as a Lender

By: /s/ Tracy Rahn

Name: Tracy Rahn

Title: Executive Director

MUFG BANK, LTD.,

as a Lender

By: /s/ Reema Sharma

Name: Reema Sharma

Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Christopher Hand

Name: Christopher Hand

Title: Assistant Vice President

REGIONS BANK,

as a Lender

By: /s/ Christopher J. Brearey

Name: Christopher J. Brearey

Title: Director – Credit Products

SUMITOMO MITSUI BANKING CORPORATION,

as a Lender

By: /s/ Minxiao Tian

Name: Minxiao Tian

Title: Director

TD BANK, N.A.,

as a Lender

By: /s/ Bernadette Collins

Name: Bernadette Collins

Title: Senior Vice President

TRUIST BANK,

as a Lender and L/C Issuer

By: /s/ Alysa Trakas

Name: Alysa Trakas

Title: Director

U.S. BANK NATIONAL ASSOCIATION,

as a Lender and L/C Issuer

By: /s/ Conan Schleicher

Name: Conan Schleicher

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender and L/C Issuer

By: /s/ Ryan Tegeler

Name: Ryan Tegeler

Title: Vice President

annex a to first amendment

Published CUSIP Numbers:

Deal: 052931AX0

Revolver: 052931AY8

Fourth AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of November 15, 2021

among

AUTOZONE, INC.,

as Borrower,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO

AND

BANK OF AMERICA, N.A.,

as Administrative Agent and Swingline Lender

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

______________________________________________________________

BofA Securities, Inc.,

JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC.,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Runners

and

TRUIST BANK, U.S. BANK NATIONAL ASSOCIATION,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

TABLE OF CONTENTS

Page

Article I DEFINITIONS1

Section 1.1Definitions.1

Section 1.2Computation of Time Periods.22

Section 1.3Accounting Terms.22

Section 1.4Time of Day.23

Article II CREDIT FACILITIES23

Section 2.1Revolving Loans.23

Section 2.2Reserved.25

Section 2.3Swingline Loan Subfacility.25

Section 2.4Letters of Credit.27

Article III OTHER PROVISIONS RELATING TO CREDIT FACILITIES34

Section 3.1Default Rate.34

Section 3.2Extension and Conversion.34

Section 3.3Prepayments.35

Section 3.4Termination, Reduction and Increase of Revolving Committed Amount.36

Section 3.5Fees.38

Section 3.6Capital Adequacy.39

Section 3.7Inability To Determine Interest Rate.40

Section 3.8Illegality.41

Section 3.9Yield Protection; Reserves on Term SOFR Loans.42

Section 3.10Withholding Tax Exemption.42

Section 3.11Indemnity.46

Section 3.12Pro Rata Treatment.46

Section 3.13Payments Generally; Administrative Agent’s Clawback.47

Section 3.14Sharing of Payments.48

Section 3.15Payments, Computations, Etc.49

Section 3.16Evidence of Debt.50

Section 3.17Replacement of Lenders.50

Section 3.18Cash Collateral.51

Section 3.19Defaulting Lenders.52

Article IV CONDITIONS54

Section 4.1Closing Conditions.54

Section 4.2Conditions to all Extensions of Credit.55

Article V REPRESENTATIONS AND WARRANTIES56

Section 5.1Financial Position; No Internal Control Event.56

Section 5.2Organization; Existence; Compliance with Law.56

Section 5.3Power; Authorization; Enforceable Obligations.57

Section 5.4No Legal Bar.57

Section 5.5No Material Litigation.57

Section 5.6[Reserved].57

Section 5.7[Reserved].57

Section 5.8[Reserved].57

Section 5.9Taxes.57

Section 5.10ERISA.58

Section 5.11Governmental Regulations, Etc.58

Section 5.12Subsidiaries.59

Section 5.13Purpose of Loans.59

Section 5.14Disclosure.59

Section 5.15Taxpayer Identification Number.59

Section 5.16[Reserved].59

Section 5.17[Reserved].59

Section 5.18Sanctions.60

Section 5.19Patriot Act.60

Section 5.20Anti-Corruption Laws.60

Section 5.21EEA Financial Institution.60

Section 5.22Beneficial Ownership Certification.60

Article VI AFFIRMATIVE COVENANTS60

Section 6.1Information Covenants.60

Section 6.2Preservation of Existence and Franchises.63

Section 6.3Books and Records.63

Section 6.4Compliance with Law.63

Section 6.5Payment of Taxes and Other Indebtedness.63

Section 6.6[Reserved].64

Section 6.7[Reserved].64

Section 6.8Use of Proceeds.64

Section 6.9Audits/Inspections.64

Section 6.10Adjusted Debt to EBITDAR Ratio.64

Section 6.11Interest Coverage Ratio.64

Section 6.12Anti-Corruption Laws.64

Article VII NEGATIVE COVENANTS64

Section 7.1Liens.65

Section 7.2Nature of Business.65

Section 7.3Consolidation, Merger, Sale or Purchase of Assets, etc.65

Section 7.4[Reserved].66

Section 7.5Subsidiary Indebtedness.66

Section 7.6Sanctions.66

Section 7.7Anti-Corruption Laws.67

Article VIII EVENTS OF DEFAULT67

Section 8.1Events of Default.67

Section 8.2Acceleration; Remedies.68

Article IX AGENCY PROVISIONS69

Section 9.1Appointment and Authority.69

Section 9.2Delegation of Duties.69

Section 9.3Exculpatory Provisions.70

Section 9.4Reliance on Communications.70

Section 9.5Notice of Default.70

Section 9.6Non-Reliance on Administrative Agent and Other Lenders.71

Section 9.7Indemnification.71

Section 9.8Administrative Agent in its Individual Capacity.71

Section 9.9Successor Administrative Agent.72

Section 9.10Syndication Agent, Documentation Agents and Arrangers.72

Article X MISCELLANEOUS73

Section 10.1Notices.73

Section 10.2Right of Set-Off.74

Section 10.3Successors and Assigns.75

Section 10.4No Waiver; Remedies Cumulative.79

Section 10.5Payment of Expenses, etc.80

Section 10.6Amendments, Waivers and Consents.81

Section 10.7Counterparts.82

Section 10.8Headings.82

Section 10.9Survival.82

Section 10.10Governing Law; Submission to Jurisdiction; Venue.82

Section 10.11Severability.83

Section 10.12Entirety.83

Section 10.13Binding Effect; Termination.83

Section 10.14Confidentiality.83

Section 10.15Source of Funds.84

Section 10.16Conflict.85

Section 10.17USA PATRIOT Act Notice.85

Section 10.18No Advisory or Fiduciary Responsibility.85

Section 10.19Electronic Execution; Electronic Records; Counterparts.86

Section 10.20Acknowledgment and Consent to Bail-In of Affected Financial Institutions.87

Section 10.21Acknowledgement Regarding Any Supported QFCs.87

Section 10.22Recovery of Erroneous Payments.87

SCHEDULES

Schedule 1.1Applicable Margin Pricing Levels

Schedule 2.1(a)Lenders

Schedule 2.1(b)(i)Form of Notice of Borrowing

Schedule 2.1(e)Form of Revolving Note

Schedule 2.3(d)Form of Swingline Note

Schedule 2.4Existing Letters of Credit

Schedule 3.2Form of Notice of Extension/Conversion

Schedule 3.4(b)Form of New Commitment Agreement

Schedule 3.10(a)-(d)Forms of U.S. Tax Compliance Certificates

Schedule 5.5Material Litigation

Schedule 5.12Subsidiaries

Schedule 6.1(c)Form of Officer’s Compliance Certificate

Schedule 7.5Subsidiary Indebtedness

Schedule 10.1Administrative Agent’s Office; Certain Addresses for Notices

Schedule 10.3(a)Form of Assignment and Acceptance

Fourth AMENDED AND RESTATED

CREDIT AGREEMENT

THIS Fourth AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 15, 2021 (the “Credit Agreement”), is by and among AUTOZONE, INC., a Nevada corporation (the “Borrower”), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and certain other Persons are party to that certain Third Amended and Restated Credit Agreement dated as of November 18, 2016 (as amended prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS
Section 1.1Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Acquisition Holiday” shall have the meaning assigned to such term in Section 6.10.
“Administrative Agent” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.
“Administrative Agent’s Fee Letter” means that certain letter agreement, dated as of October 14, 2021, among the Administrative Agent, BofA Securities, Inc. and the Borrower, as amended, modified, supplemented or replaced from time to time.
“Administrative Agent’s Fees” shall have the meaning assigned to such term in Section 3.5(b).
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Margin” means for purposes of calculating the applicable Facility Fee for any day under Section 3.5(a), the applicable interest rate for any day for any Term SOFR Loan, the applicable Letter of Credit Fee for any day under Section 3.5(c)(i) and the applicable interest rate for any day for any Base Rate Loan, the Applicable Margin for the appropriate Pricing Level set forth on Schedule 1.1.  The appropriate Pricing Level for the Applicable Margin calculation shall be determined and adjusted on the following dates (each a “Calculation Date”):
(i)on the Closing Date;
(ii)where the Borrower has a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody’s, five (5) Business Days after a change in any such debt rating, based on such new debt rating(s); and
(iii)where the Borrower previously had a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody’s, but any or both of S&P and Moody’s withdraws its rating such that the Borrower’s senior unsecured (non-credit enhanced) long term debt no longer is rated by S&P or Moody’s, five (5) Business Days after the withdrawal of the last to exist of such previous debt ratings, in which event the Applicable Margins (including the Applicable Margin for the Facility Fee) shall be based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody’s provides another rating for such debt of the Borrower or (B) the Required Lenders and the Borrower have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

The appropriate Pricing Level for the Applicable Margin calculation shall be effective from a Calculation Date until the next such Calculation Date.  The Administrative Agent shall determine the appropriate Pricing Level for the Applicable Margin calculation promptly upon receipt of the notices and information necessary to make such determination and shall promptly notify the Borrower and the Lenders of any change thereof.  Such determinations by the Administrative Agent shall be conclusive, absent convincing evidence to the contrary.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approving Lenders” shall have the meaning specified in Section 3.4(d).
“Arrangers” means BofA Securities, Inc., JPMorgan, Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC together with any successors or assigns thereof.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee with the consent of any party whose consent is required by Section 10.3(b), and accepted by the Administrative Agent, in substantially the form of Schedule 10.3(a) or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended August 28, 2021, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.0%; provided that, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement. “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.7 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means the Person identified as such in the heading hereof, together with any permitted successors and assigns.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Calculation Date” has the meaning set forth in the definition of Applicable Margin.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the respective L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the respective L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (z) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re‐submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority’s assessment thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of either of the following events:
(a)a “person” or a “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 40% of the then outstanding voting stock of the Borrower; or
(b)a majority of the board of directors of the Borrower shall consist of individuals who are not Continuing Directors.  For purposes hereof, “Continuing Directors” means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower’s board of directors, or (ii) (a) any new director whose nomination for election by the Borrower’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (b) below) or (b) any director who was elected by a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (a) above).

Notwithstanding the foregoing, a Reorganization permitted under Section 7.3 hereof shall not be deemed a Change of Control for the purposes of this Credit Agreement.

“Change of Control Notice” shall have the meaning specified in Section 3.4(e).
“Change of Control Prepayment Amount” shall have the meaning specified in Section 3.4(e).
“Change of Control Standstill Period” shall have the meaning specified in Section 3.4(e).
“Closing Date” means the date hereof.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Code shall be construed also to refer to any successor sections.
“Commercial Credit Business Arrangement” means any agreement between the Borrower or any of its Subsidiaries and an entity that purchases such Person’s commercial accounts receivable with only such limited recourse back to such Person as is customary in factoring arrangements of this type.
“Commitment” means (i) with respect to each Lender at any time, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to any L/C Issuer, the commitment to issue, extend and/or amend Letters of Credit under the Letter of Credit Sublimit.
“Commitment Percentage” means, for any Lender, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Committed Amount, subject to adjustment as provided herein, including in Section 3.19.
“Communication” means this Credit Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or Term SOFR or any proposed Successor Rate thereof, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Credit Agreement and any other Credit Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted Debt” means, at any time, the sum of, without duplication, (i) Consolidated Funded Indebtedness, and (ii) the product of Consolidated Rents multiplied by 5.0.

“Consolidated EBITDA” means, for any period for the Borrower and its Subsidiaries, (a) Consolidated Net Income plus (b) to the extent deducted in calculating such Consolidated Net Income, the sum of (i) Consolidated Interest Expense plus (ii) all provisions for any Federal, state or other domestic and foreign income taxes plus (iii) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis or otherwise defined herein.  Except as otherwise expressly provided herein, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated EBITDAR” means, for any period, the sum of Consolidated EBITDA and Consolidated Rents.  Except as otherwise expressly provided herein, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated Funded Indebtedness” means, at any time, the outstanding principal amount of all Funded Indebtedness, without duplication and on a consolidated basis, of the Borrower and its Subsidiaries at such time.
“Consolidated Interest Coverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITDAR to (ii) Consolidated Interest Expense plus Consolidated Rents.
“Consolidated Interest Expense” means, for any period for the Borrower and its Subsidiaries, net interest expense on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.  Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated Net Income” means, for any period for the Borrower and its Subsidiaries, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding (i) share-based expenses and all other non-cash charges (other than any such charges that would result in an accrual or a reserve for cash charges in the future); (ii) non-recurring charges in an aggregate amount not to exceed $75,000,000 collectively, and/or non-recurring gains to the extent such non-recurring gains in the aggregate exceed $75,000,000 collectively, in either event with respect to any twelve-month period relevant for such calculation of the financial covenants contained in Sections 6.10 and 6.11; and (iii) all extraordinary items.  Except as otherwise expressly provided herein, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, less goodwill, trade names, trademarks, patents, unamortized debt discount and related expense and other like intangibles and less current liabilities, all as described on the most recent consolidated balance sheet of the Borrower and its Subsidiaries.
“Consolidated Rents” means, for any period for the Borrower and its Subsidiaries, all rental expense of the Borrower and its Subsidiaries for such period under Operating Leases (specifically including rents paid in connection with synthetic leases, tax retention Operating Leases, off-balance sheet loans or similar off-balance sheet financing products), on a consolidated basis as determined in accordance with GAAP applied on a consistent basis, but excluding rental expense related to any Operating Lease that has been converted to a Finance Lease or any other amounts payable under the Finance Leases of the Borrower and its Subsidiaries. Except as otherwise expressly provided herein, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning specified in Section 10.21.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the L/C Documents (except that L/C Documents shall not constitute Credit Documents for purposes of Section 10.6), the Administrative Agent’s Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.18 of this Credit Agreement, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.
“Credit Party” shall have the meaning specified in Section 10.22.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 3.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, an L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-in Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disapproving Lender” means such term as defined in Section 3.4(d).
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Documentation Agents” means Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, in each case, together with its successors and assigns.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” means such term as defined in Section 10.19.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.3(b)(iii) and 10.3(b)(v) (subject to such consents, if any, as may be required under Section 10.3(b)(iii)).
“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower pursuant to Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan’s final actuarially certified funding target attainment percentage drops below sixty percent (60%) as of the most recent valuation date as determined under Section 430 of the Code and taking into account any exceptions, actuarial assumptions, extensions of such date and supplemental or additional contributions provided for in or permitted to be considered by Section 430 or the regulations promulgated thereunder; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means such term as defined in Section 8.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.17) or (ii) such Lender changes its Lending Installation, except in each case to the extent that pursuant to Section 3.10(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means such term as defined in the recitals hereto.
“Existing Letters of Credit” means the Letters of Credit outstanding on the Closing Date and identified on Schedule 2.4.
“Facility Fee” shall have the meaning assigned to such term in Section 3.5(a).
“Facility Fee Calculation Period” shall have the meaning assigned to such term in Section 3.5(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCA” shall have the meaning assigned to such term in Section 3.7.

“Federal Funds Rate” means, for any day, the rate of interest per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fees” means all fees payable pursuant to Section 3.5.
“Finance Lease” means any lease of Property classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any Operating Leases or any other non-finance leases.
“Financial Officer” means, with respect to the Borrower, the Treasurer, the Controller, the General Counsel, the Chief Financial Officer or the Chief Executive Officer of the Borrower and, solely for purposes of notices given pursuant to Article II, any other authorized person or officer of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other authorized person or officer of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Financial Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Financial Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Commitment Percentage of the applicable outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, with respect to any Person (for purposes of this sentence only, the “Debtor”), without duplication and on a consolidated basis, (i) all Indebtedness of such Debtor for borrowed money; (ii) all purchase money Indebtedness of such Debtor, including without limitation the principal portion of all obligations of such Debtor under Finance Leases; (iii) all Guaranty Obligations of such Debtor with respect to Funded Indebtedness of another Person; (iv) the maximum amount of all (x) drawn and unreimbursed documentary letters of credit, (y) drawn and unreimbursed standby letters of credit and (z) bankers acceptances, in each case issued or created for the account of such Debtor and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Debtor, whether or not such Funded Indebtedness has been assumed.  The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.
“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or any other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.
“IBA” shall have the meaning assigned to such term in Section 3.7.
“Immaterial Subsidiary” means any Subsidiary where (a) the contribution to Consolidated Net Tangible Assets of such Subsidiary constitutes less than 5.0% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries,  on a consolidated basis, as of the end of the most recent fiscal quarter for which financial statements are available immediately preceding the date of determination and (b) the contribution to Consolidated  EBITDA of such Subsidiary is less than 5.0% of the Consolidated EBITDA of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the four most recent fiscal quarters, for which financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (a) and (b), determined in accordance with GAAP; provided that Immaterial Subsidiaries may not in the aggregate have (x) Consolidated Net Tangible Assets constituting in excess of 15.0% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the most recent fiscal quarter for which financial statements are available immediately preceding the date of determination or (y) Consolidated EBITDA constituting in excess of 15.0% of the Consolidated EBITDA of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the four most recent fiscal quarters, treated as one period, for which financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (x) and (y), determined in accordance with GAAP (and, in the event that the Consolidated Net Tangible Assets and/or the Consolidated EBITDA of all Immaterial Subsidiaries exceed the thresholds specified in the foregoing clauses (x) and (y), as applicable, one or more of the Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the amounts of their respective Consolidated Net Tangible Assets or Consolidated EBITDA, as the case may be, until such excess has been eliminated).
“Indebtedness” of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than (a) trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the due date of such trade account payable and (b) unsecured obligations of such Person due to vendors under any vendor factoring line in the ordinary course of business), (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

(vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Finance Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, calculated as described below, (x) subject to the proviso below, the maximum amount of all standby letters of credit issued or bankers’ acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention Operating Lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP; provided that Indebtedness shall not include (i) any documentary letters of credit or other letters of credit used by such Person for the financing of inventory in the ordinary course of business, except to the extent such letters of credit have been drawn upon and unreimbursed or (ii) any amounts received by such Person pursuant to a Commercial Credit Business Arrangement.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.  For purposes hereof, obligations in respect of hedging agreements referred to in clause (ix) above shall be calculated after taking into account the effect of any legally enforceable netting agreement relating to such hedging obligations and shall be valued at (1) for any date on or after the date such hedging obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (2) for any date prior to the date referenced in clause (1) of this sentence, the amount(s) determined as the mark-to-market value(s) for such hedging obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such hedging obligations (which may include a Lender or any Affiliate of a Lender).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information” has the meaning specified in Section 10.14.
“Interest Payment Date” means (i) as to any Base Rate Loan, the last Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Term SOFR Loan or any Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter.  If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Term SOFR Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.
“Interest Period” means (i) as to any Term SOFR Loan, a period of one, three or six month’s duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals) and (ii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.3(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Term SOFR Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Term SOFR Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.
“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws or as otherwise determined by the Borrower’s external auditors, that has resulted in or could reasonably be expected to result in a material misstatement in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, with respect to (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a consolidated basis, in any event that has not been (x) disclosed to the Administrative Agent, who in turn discloses such material weaknesses to the Lenders, and (y) remedied or otherwise diligently addressed (or is in the process of being diligently addressed) by the Borrower including, if applicable, in accordance with recommendations made by the Borrower’s auditors in consultation with the Borrower.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“L/C Advance” means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Commitment Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.
“L/C Issuer” means (i) Bank of America, or any Subsidiary or Affiliate of Bank of America designated by Bank of America, JPMorgan, Wells Fargo Bank, National Association, Truist Bank, U.S. Bank National Association or, with the consent of the Borrower and the Administrative Agent, any other Lender that has agreed to act as an issuer of Letters of Credit; (ii) with respect to any Existing Letter of Credit, the Lender that issued (in its capacity as an L/C Issuer hereunder) such Letter of Credit and (iii) with respect to any Letter of Credit requested hereunder, the L/C Issuer that has agreed to issue such Letter of Credit hereunder. In the event that there is more than one L/C Issuer at any time, references herein and in the other Credit Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.
“L/C Issuer Fees” shall have the meaning assigned to such term in Section 3.5(c)(ii).
“L/C Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit and honored by an L/C Issuer but not theretofore reimbursed, including all L/C Borrowings.
“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that each commercial or documentary letter of credit will require only drafts drawn at sight.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) days prior to the Termination Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(c)(i).
“Letter of Credit Sublimit” means (a) in the aggregate, an amount equal to the lesser of the Revolving Committed Amount and $250,000,000 and (b) with respect to each individual L/C Issuer, an amount equal to the lesser of the Revolving Committed Amount and $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.
“Leverage Ratio” means such term as defined in Section 6.10.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).
“Loan” or “Loans” means the Revolving Loans, the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan) and, to the extent applicable, the L/C Borrowings, individually or collectively, as appropriate.
“Master Account” means such account at Bank of America as may be identified by written notice from at least two Financial Officers of the Borrower to the Administrative Agent or such other bank account as may be mutually agreed by the Borrower and the Administrative Agent.
“Master Agreement” shall have the meaning set forth in the definition of Swap Contract.
“Material Acquisition” means such term as defined in Section 6.10.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations, business, assets or liabilities of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) any aspect of the Borrower or its business that materially and adversely affects the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents.
“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.
“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting

Lender, an amount equal to 102% of the Fronting Exposure of the applicable L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 3.18(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“New Commitment Agreement” means a New Commitment Agreement substantially in the form of Schedule 3.4(b), as executed pursuant to Section 3.4(b).
“Note” or “Notes” means any Revolving Note or the Swingline Note, as the context may require.
“Notice of Borrowing” means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), or such other form as may be approved by the Borrower and the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Borrower and the Administrative Agent), appropriately completed and signed by a Financial Officer of the Borrower, as required by Section 2.1(b)(i).
“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Schedule 3.2, or such other form as may be approved by the Borrower and the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Borrower and the Administrative Agent), appropriately completed and signed by a Financial Officer of the Borrower, as required by Section 3.2.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Lease” means any lease of property classified as an “operating lease” under GAAP.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.17).
“Participant” has the meaning specified in Section 10.3(d).
“Participant Register” has the meaning specified in Section 10.3(d).

“Participation Interest” means, the extension of credit by a Lender by way of a purchase of a participation in any Swingline Loans as provided in Section 2.3(b)(iii) or in any Loans and other obligations as provided in Sections 2.4(c) and 3.14.
“PATRIOT Act” means Title III of Pub. L. 107-56 (signed into law October 26, 2001).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“PCAOB” means the Public Company Accounting Oversight Board.
“Pension Act” means the Pension Protection Act of 2006, as amended.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) other than a Multiemployer Plan, that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Liens” means:
(i)Liens in favor of the Administrative Agent on behalf of the Lenders;
(ii)Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(iii)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(iv)Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(v)Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(vi)easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;
(vii)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole;
(viii)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(ix)Liens on assets at the time such assets are acquired by the Borrower or any Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such acquisition;
(x)Liens on assets of any Person at the time such Person becomes a Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such Person becoming a Subsidiary;
(xi)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(xii)Liens on receivables sold pursuant to a Commercial Credit Business Arrangement;
(xiii)Liens on inventory held by the Borrower or any of its Subsidiaries under consignment;
(xiv)Liens on any inventory of the Borrower or any of its Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the Borrower or any such Subsidiary;
(xv)Liens, if any, in favor of the L/C Issuer and/or Swingline Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder;
(xvi)Liens securing obligations under Finance Leases and purchase money obligations;
(xvii)Liens of a collection bank arising under Article 4 of the Uniform Commercial Code on items in the course of collection;
(xviii)Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(xix)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 7.5;
(xx)deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(xxi)other Liens on Property of the Borrower and its Subsidiaries securing Indebtedness in an aggregate principal amount not to exceed at any one time outstanding, together with Indebtedness permitted under Section 7.5(e), 10% of Consolidated Net Tangible Assets.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.1.
“Pricing Level” means the applicable pricing level for the Applicable Margin shown in Schedule 1.1.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning specified in Section 10.21.
“Quoted Rate” means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.
“Quoted Rate Swingline Loan” means a Swingline Loan bearing interest at a Quoted Rate.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
“Register” shall have the meaning given such term in Section 10.3(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.
“Regulation D, T, U, or X” means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

“Reorganization” shall have the meaning specified in Section 7.3.
“Replaced Lender” shall have the meaning specified in Section 3.17.
“Replacement Lender” shall have the meaning specified in Section 3.17.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate Revolving Committed Amount or, if the commitment of each Lender to make Loans and the obligation of each  L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the total amount of outstanding Revolving Loans and Participation Interests (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the total amount of outstanding Revolving Loans and Participation Interests held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.
“Rescindable Amount” has the meaning as defined in Section 3.13(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1(a) (as such amount may be reduced or increased from time to time in accordance with the provisions of this Credit Agreement), (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.4(c), and (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).
“Revolving Committed Amount” shall have the meaning assigned to such term in Section 2.1(a).
“Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).
“Revolving Note” means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Scheduled Unavailability Date” has the meaning specified in Section 3.7(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
1“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
1“SOFR Adjustment” means: (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, (i) 0.10% (10 basis points) for an Interest Period of one month’s duration, (ii) 0.10% (10 basis points) for an Interest Period of three months’ duration and (iii) 0.10% (10 basis points) for an Interest Period of six months’ duration.
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, and commitments as they mature in the normal course of business, (ii) such Person is not obligated to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and does not intend to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair market value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair market value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPV” has the meaning set forth in Section 10.3(g).
“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.
“Successor Rate” has the meaning specified in Section 3.7(b).
“Supported QFC” shall have the meaning specified in Section 10.21.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives

Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.
“Swingline Committed Amount” shall have the meaning assigned to such term in Section 2.3(a).
“Swingline Lender” means Bank of America (through itself or through one of its designated Affiliates or branch offices), or any successor swing line lender hereunder.
“Swingline Loan” shall have the meaning assigned to such term in Section 2.3(a).
“Swingline Note” means, to the extent requested by the Swingline Lender, the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $75,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.
“Syndication Agent” means JPMorgan Chase Bank, N.A., together with any successors and assigns.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
1“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the applicable SOFR Adjustment; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one (1) month commencing that day; provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Credit Agreement.
1“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
1“Term SOFR Replacement Date” has the meaning specified in Section 3.7(b).
1“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Terminating Lenders” shall have the meaning specified in Section 3.4(e).
“Termination Date” means November 15, 2027, as such date may be extended pursuant to clause (d) of Section 3.4, provided, however that if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.4(c)(i).
1“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” shall have the meaning specified in Section 10.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.10.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Computation of Time Periods.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.3Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.  All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 6.1 hereof, consistent with the financial statements as of August 28, 2021; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.4Time of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II

CREDIT FACILITIES
Section 2.1Revolving Loans.
(a)Revolving Commitment.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower revolving credit loans requested by the Borrower in Dollars (“Revolving Loans”) up to such Lender’s Revolving Commitment from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed Two BILLION Two Hundred Fifty MILLION DOLLARS ($2,250,000,000.00) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 3.4, the “Revolving Committed Amount”); provided, further, (i) with regard to each Lender individually, the aggregate amount of such Lender’s outstanding Revolving Loans, pro rata share of Swingline Loans and pro rata share of L/C Obligations shall not exceed such Lender’s

Revolving Commitment, and (ii) with regard to the Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than borrowings of fifteen (15) Term SOFR Loans shall be outstanding hereunder at any time.  For purposes hereof, borrowings of Term SOFR Loans with different Interest Periods shall be considered as separate Term SOFR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new borrowing of Term SOFR Loans with a single Interest Period.  Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.  Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.
(b)Revolving Loan Borrowings.
(i)Notice of Borrowing.  The Borrower shall request a Revolving Loan borrowing by notice, which may be given by (A) telephone, or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than (i) 2:00 P.M. on the Business Day of the requested borrowing in the case of Base Rate Loans, and (ii) 1:00 P.M. two Business Days prior to the date of the requested borrowing in the case of Term SOFR Loans.  Each such request for borrowing shall be irrevocable, executed by a Financial Officer of the Borrower and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Term SOFR Loans or a combination thereof, and if Term SOFR Loans are requested, the Interest Period(s) therefor.  If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Term SOFR Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.  The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto.
(ii)Minimum Amounts.  Each borrowing of Revolving Loans shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).
(iii)Advances.  Each Lender will make its Commitment Percentage of each borrowing of Revolving Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s office set forth on Schedule 10.1 by 4:00 P.M. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the Master Account with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
(c)Repayment.  The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date, subject to the provisions of Sections 3.4(d) and (e).
(d)Interest.  Subject to the provisions of Section 3.1,

(i)Base Rate Loans.  During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin; and
(ii)Term SOFR Loans.  During such periods as Revolving Loans shall be comprised in whole or in part of Term SOFR Loans, such Term SOFR Loans shall bear interest at a per annum rate equal to Term SOFR plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e)Revolving Notes.  The Revolving Loans made by each Lender shall, to the extent requested by such Lender through the Administrative Agent, be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender’s Revolving Commitment and in substantially the form of Schedule 2.1(e).
Section 2.2Reserved.
Section 2.3Swingline Loan Subfacility.
(a)Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender shall, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) from time to time from the Closing Date until the Termination Date, subject to Section 3.4(d) and (e) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not exceed the Revolving Committed Amount.  Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.  Notwithstanding the foregoing, (i) the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof; and (ii) the Swingline Lender shall not be under any obligation to issue a Swingline Loan if any Lender is at that time a Defaulting Lender, unless the Swingline Lender has entered into arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.19(a)(iv)) with respect to the Defaulting Lender arising from either the Swingline Loan then proposed to be made and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(b)Swingline Loan Advances.
(i)Notices; Disbursement.  Whenever the Borrower desires a Swingline Loan advance hereunder it shall give notice by (A) telephone or (B) by a Notice of Borrowing; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be delivered to the Swingline Lender not later than 2:00 P.M. on the Business Day of the requested Swingline Loan advance.  Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested.  Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower.  The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Master Account by 3:30 P.M. on the Business Day of the requested borrowing.
(ii)Minimum Amounts.  Each Swingline Loan advance shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).
(iii)Repayment of Swingline Loans.  The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof), (B) the Termination Date subject to Section 3.4(d) and (e), or (C) the demand of the Swingline Lender.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 8.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 8.2.  Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.  In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.
(c)Interest on Swingline Loans.
(i)Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest as follows:
(A)Base Rate Loans.  If such Swingline Loan is a Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate) equal to the Base Rate plus the Applicable Margin.

(B)Quoted Rate Swingline Loans.  If such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

(ii)Payment of Interest.  Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).
(d)Swingline Note.  The Swingline Loans shall, to the extent requested by the Swingline Lender, be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.3(d).
Section 2.4Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees (subject, in the case of each L/C Issuer to any maximum Letter of Credit commitment amount applicable to such L/C Issuer, as set forth in the definition of Letter of Credit Sublimit), in reliance upon the agreements of the other Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue a requested Letter of Credit for the account of the Borrower, and to amend or renew a Letter of Credit previously issued by such L/C Issuer, in accordance with subsection (b) below, and (2) to honor drafts under any Letter of Credit such L/C Issuer has issued; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, to the extent that, as of the date of such L/C Credit Extension, (x) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall exceed the Revolving Committed Amount or (y) the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.  Notwithstanding the foregoing, the Borrower may not request any Letters of Credit hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the expiry date of such requested Letter of Credit would occur more than eighteen (18) months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date (pursuant to additional documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer);
(D)such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars;
(E)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally (it being understood that each L/C Issuer acknowledges that (x) as of the Closing Date, it is not aware of any such policies that would make it impossible for the Borrower to have Letters of Credit issued hereunder for use in the ordinary course of the Borrower’s business and in accordance with its past practices and (y) it will not implement any such policies solely with the intent to deprive the Borrower of having Letters of Credit issued hereunder for use in the ordinary course of the Borrower’s business and in accordance with its past practices); or
(F)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Financial Officer of the Borrower.  Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit

Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer receiving such Letter of Credit Application will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation shall be provided to such L/C Issuer no later than the next Business Day following the Administrative Agent’s receipt of a copy of such Letter of Credit Application), then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the issuing L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.
(iii)Solely with respect to standby Letters of Credit, if the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied.  No L/C Issuer shall be under any obligation to permit the renewal of an Auto-Renewal Letter of Credit if such L/C Issuer would have no obligation at such time to issue such Letter of Credit under the terms of this Section 2.4.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On the Business Day that is three Business Days prior to the last Business Day of each March, June, September and December, each L/C Issuer will deliver to the Administrative Agent a report of all outstanding Letters of Credit issued, delivered, extended and/or amended by such L/C Issuer for the current calendar quarter (or portion thereof), with an estimate of any activity that is expected to occur during the remainder of such calendar quarter.  The Administrative Agent shall maintain a register for the recordation of the identity of the principal amount, type and undrawn amount of each Letter of Credit outstanding hereunder, the names and addresses of each beneficiary thereunder and the L/C Advances of the Lenders pursuant to the terms hereof from time to time (the “L/C Register”).

(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 A.M. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (it being understood that such reimbursement may be accomplished pursuant to the application of funds held in a cash collateral account in accordance with the documentation governing such account).  If the Borrower fails to so reimburse such L/C Issuer through the Administrative Agent by such time, such L/C Issuer shall, prior to 11:00 A.M. on such date, so notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(b)(ii) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Committed Amount and the conditions set forth in Section 4.2 (other than the delivery of a Notice of Borrowing).  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.4(c)(i) make funds available to the Administrative Agent for the account of the issuing L/C Issuer in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to such L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate as set forth in Section 3.1.  In such event, the applicable L/C Issuer shall promptly notify the Administrative Agent, who in turn will promptly notify each Lender, and each Lender (including the Lender acting as L/C Issuer) that has not made funds available to such L/C Issuer pursuant to Section 2.4(c)(ii) shall, promptly upon any such notice, make funds available to the Administrative Agent for the account of such L/C Issuer in an amount equal to its Commitment Percentage of such L/C Borrowing, whereupon each Lender that so makes funds available shall be deemed to have made payment in respect of its participation in such L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.  Likewise, to the extent a Lender has already made funds available pursuant to Section 2.4(c)(ii) in respect of any Unreimbursed Amount and such Unreimbursed Amount may not be refinanced by a Base Rate Loan because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the funds made available by such Lender pursuant to Section 2.4(c)(ii) in respect of such Unreimbursed Amount shall be deemed payment in respect of its participation in the related L/C Borrowing and such payment shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iv)Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.4(c) to reimburse the issuing L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Lender’s obligation to make Base Rate Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing).  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), such L/C Issuer shall be entitled (acting through the Administrative Agent) to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Base Rate Loan included in the relevant borrowing of Base Rate Loans or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of such L/C Issuer submitted (through the Administrative Agent) to any Lender with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(vii)With respect to any payment in respect of a Letter of Credit, each Lender (including the Lender acting as L/C Issuer) agrees to act in accordance with the ratable sharing of payments provisions set forth in Section 3.13.
(d)Repayment of Participations.
(i)At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.4(c), if the Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.4(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(e)Obligations Absolute. In the absence of gross negligence or willful misconduct, and subject to Section 2.4(g) regarding the applicability of ISP and UCP (as defined below), the obligation of the

Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Base Rate Loan, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that appears on its face to be in order but that nevertheless does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuers.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  No L/C Issuer nor any Affiliate thereof nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or material breach in bad faith of an express contractual obligation; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit (other than the presentation of any sight draft, certificates and documents expressly required by the Letter of Credit); provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer nor any Affiliate thereof, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, gross negligence or material breach of an express contractual obligation or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and such L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(i)Assignments.  Each Lender may assign all or a portion of its rights and obligations of participation in the Letters of Credit issued hereunder in accordance with the terms and conditions for such assignments as set forth in Section 10.3(b).  If at any time Bank of America or such other L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.3(b), Bank of America or such L/C Issuer may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer.  In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of any L/C Issuer.  Each of Bank of America, Wells Fargo, JPMorgan and such other L/C Issuer shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.4(c)).
(j)Responsibility of L/C Issuer for Causing the Letter of Credit Sublimit to Be Exceeded.  If any L/C Issuer (i) issues or amends a Letter of Credit without confirming with the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof as is required pursuant to Section 2.4(b)(ii) (or in disregard of the information conveyed by the Administrative Agent in response to such confirmation request) or (ii) fails to provide the Administrative Agent with a proper reporting of any activity with respect to Letters of Credit issued or requested of such L/C Issuer during the current calendar quarter as is required pursuant to Section 2.4(b)(iv), and the result of such action or inaction is to cause, at any time, (A) the outstanding L/C Obligations to exceed the Letter of Credit Sublimit or (B) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding to exceed the Revolving Committed Amount, then such L/C Issuer shall be solely responsible for collecting payment for unreimbursed draws thereunder from the Borrower, and the Lenders shall not be required to participate in the L/C Obligations relating thereto.
(k)Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(l)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Article III

OTHER PROVISIONS RELATING TO CREDIT FACILITIES
Section 3.1Default Rate.

Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

Section 3.2Extension and Conversion.

The Borrower shall have the option, on any Business Day, to deliver a Notice of Extension/Conversion to (i) extend existing Loans into a single subsequent permissible Interest Period, (ii) convert Loans into Loans of another interest rate type or (iii) extend existing Loans into automatic rolling subsequent three-month Interest Periods; provided that, with respect to this clause (iii) such Loans will be automatically extended on the last day of each three-month Interest Period into the subsequent three-month Interest Period (as requested pursuant to the relevant Notice of Extension/Conversion) until such time as the Borrower delivers a new Notice of Extension/Conversion, which new Notice of Extension/Conversion shall be delivered prior to 11:00 A.M. on the fifth Business Day prior to the last day of the then current Interest Period; provided, however, that (a) except as provided in Sections 3.7 and 3.8, Term SOFR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Term SOFR Loans may be extended, and Base Rate Loans may be converted into Term SOFR Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (c) Loans extended as, or converted into, Term SOFR Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (d) no more than fifteen (15) Term SOFR Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Term SOFR Loans with different Interest Periods shall be considered as separate Term SOFR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Term SOFR Loan with a single Interest Period), (e) any request for extension or conversion of a Term SOFR Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (f) Swingline Loans may not be extended or converted pursuant to this Section 3.2.  Each such extension or conversion shall be effected by a Financial Officer of the Borrower giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. on the third Business Day prior to, in the case of the extension of a Term SOFR Loan as, or conversion of a Base Rate Loan into, a Term SOFR Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto.  Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of Section 4.2.  In the event the Borrower fails to request extension or conversion of any Term SOFR Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Term SOFR Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto.  The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

Section 3.3Prepayments.
(a)Voluntary Prepayments.  The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i) Base Rate Loans may only be prepaid on one Business Day’s prior notice to the Administrative Agent (such notice to be in a form acceptable to the Borrower and the Administrative Agent) and specifying the applicable Loans to be prepaid; (ii) Term SOFR Loans  may only be prepaid on two Business Days’ prior notice to the Administrative Agent (such notice to be in a form acceptable to the Borrower and the Administrative Agent) and specifying the applicable Loans to be prepaid; (iii) any prepayment of Term SOFR Loans or Quoted Rate Swingline Loans will be subject to Section 3.11; and (iv) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans, in a minimum principal amount of $5,000,000 and multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the Revolving Loan being prepaid) and (B) in the case of Swingline Loans, in a minimum principal amount of $250,000 and multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then outstanding Swingline Loans).  Subject to the foregoing terms and to Sections 3.12 and 3.19 (to the extent applicable), amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect.
(b)Mandatory Prepayments.
(i)Commitment Limitation.  If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus L/C Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Revolving Committed Amount, the Borrower promises to immediately prepay Loans and/or Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iii) below).
(ii)Letter of Credit Sublimit.  If at any time, the sum of the aggregate principal amount of L/C Obligations shall exceed the Letter of Credit Sublimit, the Borrower shall immediately repay L/C Borrowings and, within seven (7) days, Cash Collateralize undrawn L/C Obligations in an amount sufficient to eliminate such excess (such payments to be applied as set forth in clause (iii) below).  It is understood that if the Borrower is able to eliminate such excess within the seven-day grace period through the reduction of L/C Obligations, then no Cash Collateralization shall be required by the Borrower under this clause (ii).
(iii)Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 3.3(b)  shall be applied as follows: (A) with respect to all amounts paid pursuant to Section 3.3(b)(i), to (I) Swingline Loans, (II) L/C Borrowings that have not been reimbursed through L/C Advances, (III) L/C Advances and Revolving Loans and (IV) Cash Collateralize undrawn L/C Obligations and (B)  with respect to all amounts paid pursuant to Section 3.3(b)(ii), to (I) L/C Borrowings that have not been reimbursed through L/C Advances, (II) L/C Advances and (III) Cash Collateralize undrawn L/C Obligations.  Within the parameters of the applications set forth above, payments shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities.  All payments under this Section 3.3(b) shall be subject to Section 3.11, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount paid through the date of payment.
(c)General.  All prepayments made pursuant to this Section 3.3 shall (i) be subject to Section 3.11 and (ii) unless the Borrower shall specify otherwise, be applied first to Base Rate Loans, if any, and then to Term SOFR Loans in direct order of Interest Period maturities.  Except as otherwise set forth in subclause (b) above, amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.
Section 3.4Termination, Reduction and Increase of Revolving Committed Amount.
(a)Voluntary Reductions.  The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days’ prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause (i) the aggregate principal amount of outstanding Revolving Loans plus L/C Obligations outstanding plus the aggregate principal amount of outstanding Swingline Loans to exceed the Revolving Committed Amount, (ii) the aggregate principal amount of outstanding L/C Obligations not fully Cash Collateralized hereunder to exceed the Letter of Credit Sublimit, or (iii) the aggregate principal amount of outstanding Swingline Loans to exceed the Swingline Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess.  The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).
(b)Increase in Revolving Committed Amount.
(i)Provided there exists no Default or Event of Default, upon notice from the Borrower to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Revolving Committed Amount in an aggregate amount for all such increases not to exceed $1,000,000,000; provided, however, that the maximum amount of the Revolving Committed Amount after giving effect to any such increase shall not exceed $3,250,000,000.  The aggregate amount of any individual increase hereunder shall be in a minimum amount of $20,000,000 (and in integral multiples of $1,000,000 in excess thereof).  To achieve the full amount of a requested increase, the Borrower may solicit increased commitments from existing Lenders and/or invite additional Eligible Assignees to become Lenders; provided, however, that no existing Lender shall be obligated and/or required to accept an increase in its Commitment pursuant to this Section 3.4(b) unless it specifically consents to such increase in writing.  Any Lender or Eligible Assignee agreeing to increase its Commitment or provide a new Commitment pursuant to this Section 3.4(b) shall, in connection therewith, deliver to the Administrative Agent a New Commitment Agreement substantially in the form of Schedule 3.4(b) hereto.
(ii)If the Revolving Committed Amount is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and Schedule 2.1(a) hereto shall be deemed amended to reflect such increase and final allocation.  As a condition precedent to such increase, in addition to any deliveries pursuant to subsection (i) above, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (A) a certificate of the Borrower dated as of the Increase Effective Date signed by a Financial Officer of the Borrower (1) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (2) certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Credit Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 3.4(b), the representations and warranties contained in Section 5.1 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, (y) no Default or Event of Default exists and (z) the Borrower is in compliance with the financial covenants in Sections 6.10 and 6.11; (B) a statement of reaffirmation from the Borrower pursuant to which the Borrower ratifies this Credit Agreement and the other Credit Documents and acknowledges and reaffirms that, after giving effect to such increase, it is bound by all terms of this Credit Agreement and the other Credit Documents; (C) if the increase is being provided by an existing Lender, and such Lender is then in possession of a Revolving Note, a revised Revolving Note in favor of such Lender reflecting such Lender’s Commitment after giving effect to such increase; (D) if the increase is being provided by a new Lender, a Revolving Note in favor of such Lender if so requested by such Lender; and (E) payment of any applicable fee related to such increase (including, without limitation, any applicable arrangement, upfront and/or administrative fee).  The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.11) to the extent necessary to keep the outstanding Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.
(iii)This Section shall supersede any provisions in Sections 3.12, 3.14 or 10.6 to the contrary.
(c)Termination Date.  Subject to Section 3.4(d), the Revolving Commitments of the Lenders, the commitment of any L/C Issuer to issue Letters of Credit under the Letter of Credit Sublimit and the Swingline Commitment of the Swingline Lender shall automatically terminate on the Termination Date.
(d)Extension.  The Borrower may make up to one (1) written request, by notice to the Administrative Agent, of the Lenders to extend the Termination Date hereunder for an additional period of one (1) year; provided that such request must be made (A) no earlier than 60 days prior to any anniversary of the Closing Date and (B) no later than 45 days prior to the applicable anniversary of the Closing Date.  The Administrative Agent will give prompt notice to each of the Lenders of its receipt of any such request for extension of such Termination Date.  Each Lender, in its sole discretion, shall make a determination within 30 days of such notice and no later than 20 days prior to the applicable anniversary of the Closing Date  as to whether or not it will agree to extend such Termination Date as requested; provided, however, that failure by any Lender to make a timely response to the Borrower’s request for extension of such Termination Date shall be deemed to constitute a refusal by the Lender to extend such Termination Date.  If, in response to a request for an extension of such Termination Date, one or more Lenders shall fail to agree to the requested extension (the “Disapproving Lenders”), then the Borrower may elect to either (A) continue the revolving credit facility hereunder at the same level of Revolving Commitments by replacing each of the Disapproving Lenders in accordance with Section 3.17, or (B) provided that the requested extension is approved by Lenders holding more than 50% of the Revolving Commitments hereunder (including for purposes hereof any Replacement Lenders which may replace a Disapproving Lender, the “Approving Lenders”), extend and continue the revolving credit facility at a lower aggregate amount equal to the Revolving Commitments held by the Approving Lenders.  In any such case, (i) such Termination Date relating to the Revolving Commitments held by the Disapproving Lenders (other than those Disapproving Lenders replaced in accordance with Section 3.17) shall remain as then in effect with repayment of obligations held by such Disapproving Lenders being due on such date and termination of their respective Revolving Commitments on such date, and (ii) such Termination Date relating to the Revolving Commitments held by the Approving Lenders including any applicable Replacement Lenders shall be extended by an additional period of one (1) year. With respect to the L/C Obligations of any Disapproving Lenders whose Revolving Commitments are terminated on the applicable Termination Date relating to the Revolving Commitments held by such Disapproving Lenders, such L/C Obligations shall automatically be allocated among the Approving Lenders including any applicable Replacement Lenders, whereupon each such Disapproving Lender shall be released from all of its obligations to the Borrower, the Administrative Agent and/or such L/C Issuer in respect of Letters of Credit under this Credit Agreement.  The provisions of this Section 3.4(d) shall supersede any provisions of Section 3.12 or 3.14 to the contrary.

(e)Change of Control.
(i)As set forth in Sections 2.1(a), 2.3(a) and 2.4(a) above, the Borrower may not request any Loans or Letters of Credit hereunder while a Change of Control Standstill Period shall be in effect pursuant to this Section 3.4(e).  Subject to the procedures set forth below in clause (iii) of this Section 3.4(e), upon the occurrence of a Change of Control and the expiration of the 20-day notice period described below, each Lender shall have the right to terminate its Commitment hereunder and require that the Borrower prepay (and the Borrower agrees to so prepay) in full such Lender’s outstanding Loans and Cash Collateralize such Lender’s L/C Obligations (such amount the “Change of Control Prepayment Amount”), plus accrued and unpaid fees and interest, if any, to the date of prepayment and all other obligations due to such Lender under this Credit Agreement and the other Credit Documents.  The portion of any such prepayment attributable to (and equal to) such Lender’s L/C Obligations shall be retained by the applicable L/C Issuer(s) and applied to Cash Collateralize such Lender’s L/C Obligations, whereupon such Lender shall be released from all of its obligations to the Borrower, the Administrative Agent and/or such L/C Issuer in respect of Letters of Credit under this Credit Agreement.
(ii)Upon the occurrence of any Change of Control, the Administrative Agent shall mail a notice (the “Change of Control Notice”) simultaneously to all Lenders providing each Lender with notice of its rights under this Section 3.4(e) and a period of twenty (20) calendar days to evaluate the Change of Control and make a determination as to whether such Lender will terminate its Commitment and accept payment of the Change of Control Prepayment Amount, or whether such Lender will accept such Change of Control and continue as a Lender hereunder.  The period beginning on the effective date of such Change of Control and continuing through the expiration of such twenty (20) day notice period shall be referred to herein as a “Change of Control Standstill Period”).
(iii)Lenders electing to have their Loans prepaid pursuant to this Section 3.4(e) shall so notify the Administrative Agent as directed in the Change of Control Notice; provided, however, that failure by any Lender to make a timely response shall be deemed to constitute an election by such Lender to terminate its Commitment and accept prepayment of its Loans.  Upon the expiration date of the Change of Control Standstill Period,  (A) all Lenders electing to terminate their Commitments and accept payment of their Loans (the “Terminating Lenders”) shall surrender their Notes to the Administrative Agent at the address specified in Schedule 10.1, (B) all Notes held by Terminating Lenders shall be cancelled by the Borrower and the Borrower shall pay the applicable Change of Control Prepayment Amounts to the Administrative Agent, for the account of the Terminating Lenders, and all other Obligations due to the Terminating Lenders under this Credit Agreement and the other Credit Documents, (C) the Commitments of the Terminating Lenders hereunder shall be terminated and the Revolving Committed Amount shall be automatically reduced by an amount equal to the aggregate amount of the Commitments so terminated, and (D) the Commitments of those Lenders not electing to terminate their Commitments shall automatically continue.
(f)General.  The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Facility Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.
Section 3.5Fees.
(a)Facility Fee.  In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Facility Fee”) on the Revolving Committed Amount computed at a per annum rate for each day during the applicable Facility Fee Calculation Period (hereinafter defined) equal to the Applicable Margin in effect from time to time.  The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced or increased as provided in Section 3.4 and the Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Facility Fee is payable hereunder being herein referred to as a “Facility Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.
(b)Administrative Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent’s Fee Letter (collectively, the “Administrative Agent’s Fees”).
(c)Letter of Credit Fees.
(i)Letter of Credit Fee.  In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the “Letter of Credit Fee”) on such Lender’s Commitment Percentage of the actual daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Term SOFR Loans. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

(ii)L/C Issuer Fees.  In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to each L/C Issuer for its own account without sharing by the other Lenders (A) a letter of credit fronting fee (i) with respect to each commercial Letter of Credit, at the rate negotiated by the applicable L/C Issuer and the Borrower, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum negotiated by the applicable L/C Issuer and the Borrower, on the average daily maximum amount available to be drawn under each Letter of Credit issued by such L/C Issuer from the date of issuance to the date of expiration and (B) such other customary charges from time to time of such L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, and other processing fees, and other standard costs and charges, of such L/C Issuer relating to such Letters of Credit as from time to time in effect, due and payable on demand therefor by such L/C Issuer (collectively, the “L/C Issuer Fees”).

Section 3.6Capital Adequacy.

If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Installation of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then, within 15 days of demand by such Lender or such L/C Issuer, the Borrower shall pay such Lender or such L/C Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such L/C Issuer determines is attributable to this Credit Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy and liquidity).

Section 3.7Inability To Determine Interest Rate.
(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any Term SOFR Loan, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.7(b), and the circumstances under Section 3.7(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.7(a)(ii), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein and (B) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month,  three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other

Credit Document (the “Successor Rate”).  If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.7(b)(i) or 3.7(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Credit Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.7(b)  at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Credit Agreement and the other Credit Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 3.8Illegality.

Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make, maintain or fund any Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Term SOFR Loans, continue Term SOFR Loans as such and convert a Base Rate Loan to Term SOFR Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make, maintain or fund Term SOFR Loans, such Lender shall then have a commitment only to make a Base Rate Loan (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) when a Term SOFR Loan is requested and (c) such Lender’s Loans then outstanding as Term SOFR Loans, if any, shall be converted automatically to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Term SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

Section 3.9Yield Protection.

If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of which is to increase the cost to any Lender or L/C Issuer of making, funding or maintaining Loans or Letters of Credit or reduces any amount receivable by any Lender, any L/C Issuer or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender, any L/C Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender or L/C Issuer;

then, within 15 days of demand by such Lender or L/C Issuer, as the case may be, the Borrower shall pay such Lender or L/C Issuer, as the case may be, that portion of such increased expense incurred or reduction in an amount received which such Lender or L/C Issuer determines is attributable to making, funding and maintaining its Loans and its Commitments. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.10Withholding Tax Exemption.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.
(ii)If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If the Borrower or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.10(c)(ii) below.
(ii)Each Lender and each L/C Issuer shall, and does hereby, severally, indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.3(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.10, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.10(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any

Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed originals of Internal Revenue Service Form W-8ECI,
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Schedule 3.10(a) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Schedule 3.10(b) or Schedule 3.10(c), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Schedule 3.10(d) on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.10 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or an L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)Survival.  Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.
(h)For purposes of determining withholding Taxes imposed by FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation 1.1471-2(b)(2)(i).
Section 3.11Indemnity.

The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence, willful misconduct or material breach in bad faith of its express contractual obligation) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term SOFR Loans or Quoted Rate Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Term SOFR Loan or a Quoted Rate Swingline Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Term SOFR Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto, excluding, in each case, any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay, upon the written request of a Lender, any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.  The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.12Pro Rata Treatment.

Except to the extent otherwise provided herein (including, without limitation, in Sections 3.4(d) and 3.4(e)), each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Facility Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages.

Section 3.13Payments Generally; Administrative Agent’s Clawback.
(a)General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 4:00 P.M. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Installation.  All payments received by the Administrative Agent after 4:00 P.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Term SOFR Loans (or, in the case of any borrowing of Base Rate Loans, prior to 2:00 P.M. on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.1(b) and 3.2 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Sections 2.1(b) and 3.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With Respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand (and in any event, within two (2) Business Days of such demand) the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent convincing evidence to the contrary.

(3)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article III, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(c)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.7 are several and not joint.  The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 9.7.
(d)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 3.14Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement (excluding any amounts applied by the Swingline Lender to outstanding Swingline Loans and excluding any amounts received by the L/C Issuer and/or Swingline Lender to secure obligations of a Defaulting Lender to fund risk participations hereunder), such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement.  The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.  The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.  Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim. The provisions of this Section 3.14 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 3.18 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Section 3.15Payments, Computations, Etc.
(a)Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent’s office specified in Schedule 10.1 not later than 4:00 P.M. on the date when due.  Payments received after such time shall be deemed to have been received on the next succeeding Business Day.  The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower).  The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)).  The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day.  Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Term SOFR Loans, if the extension would cause the payment to be made in the next following Interest Period, then such payment shall instead be made on the next preceding Business Day.  Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate.  Interest shall accrue from and include the date of borrowing, but exclude the date of payment.
(b)Allocation of Payments. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become due and payable as set forth in the last paragraph of Section 8.2), all amounts collected or received by the Administrative Agent or any Lender on account of the Loans, L/C Obligations, Fees or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Administrative Agent, in its capacity as such;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to amounts owing to such Lender;

FOURTH, to the payment of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Loans (including, without limitation, the payment or Cash Collateralization of the outstanding L/C Obligations);

SIXTH, to all other amounts and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be Cash Collateralized by the Administrative Agent and applied (A) first, to reimburse the applicable L/C Issuers from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “THIRD” and “SIXTH” above in the manner provided in this Section 3.15(b).

Section 3.16Evidence of Debt.
(a)Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement.  Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.
(b)The Administrative Agent shall maintain the Register pursuant to Section 10.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender’s share thereof.  The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.
(c)The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be conclusive, absent convincing evidence to the contrary, evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.
Section 3.17Replacement of Lenders.

In the event any Lender delivers to the Borrower any notice in accordance with Sections 3.4(d) (with respect to such Lender being a Disapproving Lender), 3.6, 3.8, 3.9 or 3.10 or if any Lender is a Defaulting Lender, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the “Replaced Lender”) with one or more additional banks or financial institutions (collectively, the “Replacement Lender”), provided that (A) at the time of any replacement pursuant to this Section 3.17, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to, and in accordance with the terms of, Section 10.3(b) (and with all fees payable pursuant to said Section 10.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5(a), and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.6, 3.8 or 3.9, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Section 3.18Cash Collateral.
(a)Certain Credit Support Events.  If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 3.15(b), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or an L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 3.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders and agrees to maintain, a first priority security interest in all such Cash Collateral and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.18(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application.  Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.18 or Sections 2.3, 2.4, 3.3, 3.19 or 8.2 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided herein.
(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.18 may be otherwise applied in accordance with Section 3.15) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 3.19Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.6.
(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.18; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 3.18; sixth, to the payment of any amounts owing to the Lenders, an L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, an L/C Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 3.19(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive any  Facility Fee pursuant to Section 3.5(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Revolving Loans funded by it and (2) its Commitment Percentage of the stated amount of Letters of Credit and Swingline Loans for which it has provided Cash Collateral pursuant to Section 2.3, Section 2.4, Section 3.18, or Section 3.19(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each L/C Issuer and the Swingline Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender, (B) with respect to any Facility Fee that a Defaulting Lender is not entitled to receive pursuant to clause (x) above, be required to pay (without duplication of any other payment obligation of the Borrower with respect to Facility Fees) to the Administrative Agent for the account of each non-Defaulting Lender that portion of any such Facility Fee otherwise payable for the account of such Defaulting Lender with respect to such Defaulting Lender’s participation in Swingline Loans and/or Letters of Credit that has been reallocated to such non-Defaulting Lenders pursuant to clause (iv) below and (C) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.18.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to the Administrative Agent on behalf of each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Commitment Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans to exceed the positive difference, if any, of (1) such Non-Defaulting Lender’s Commitment minus (2) the aggregate outstanding of Revolving Loans of such Lender.  Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 3.18.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 3.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Article IV

CONDITIONS
Section 4.1Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction, or waiver in accordance with Section 10.6, of the following conditions (in form and substance reasonably acceptable to the Lenders):

(a)The Administrative Agent (or its counsel) shall have received original counterparts or telecopies (followed promptly by originals) unless otherwise specified of this Credit Agreement executed by each of the parties hereto;
(b)The Administrative Agent (or its counsel) shall have received an appropriate original or telecopy (followed promptly by an original) unless otherwise specified Revolving Note for each Lender requesting a Revolving Note, executed by the Borrower;
(c)The Administrative Agent (or its counsel) shall have received an appropriate original or telecopy (followed promptly by an original) unless otherwise specified Swingline Note for the Swingline Lender, executed by the Borrower;
(d)The Administrative Agent (or its counsel) shall have received all documents it may reasonably request relating to the existence and good standing of the Borrower, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(e)The Administrative Agent (or its counsel) shall have received legal opinions of Kristen Collier Wright, Esq., general counsel for the Borrower and Bass Berry & Sims PLC, outside counsel for the Borrower, dated as of the Closing Date in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
(f)Since August 28, 2021, there shall not have occurred or otherwise exist an event or condition which has a Material Adverse Effect;
(g)The Administrative Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any Fee Letter to be paid on or before the Closing Date;

(h)The Administrative Agent shall have received evidence that all obligations due and owing under the Existing Credit Agreement shall have been, or concurrently with the date hereof will be, paid in full;
(i)Upon the reasonable request of any Lender made at least five (5) days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) days prior to the Closing Date; and
(j)At least three (3) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the provisions of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, the Administrative Agent and each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender unless, in the case of a Lender, the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Lenders’ making of the Loans to the Borrower on the Closing Date shall constitute an acknowledgment that all of the conditions set forth in this Section 4.1, requiring the consent, approval, acceptance or satisfaction of the Lenders have been satisfied or waived.

Section 4.2Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan (including the initial Loans), and of any L/C Issuer to issue, extend or amend a Letter of Credit hereunder are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1:

(a)The Borrower shall have delivered (A) in the case of any Revolving Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion, (B) in the case of any Swingline Loan to the Administrative Agent, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (C) in the case of any Letter of Credit, to the applicable L/C Issuer an appropriate request for issuance (with a copy to the Administrative Agent) in accordance with the provisions of Section 2.4(b);
(b)The representations and warranties set forth in Article V (other than in the case of any borrowing occurring after the Closing Date, the representations and warranties contained in the final sentence of Section 5.1(a)) shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date, which shall remain true and correct in all material respects as of such earlier date);
(c)There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

(d)No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and
(e)Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or the issuance, extension or amendment of such Letter of Credit, as applicable, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus the L/C Obligations outstanding shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.  Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

Article V

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents to the Administrative Agent and each Lender that:

Section 5.1Financial Position; No Internal Control Event.
(a)The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of August 28, 2021 and the audited consolidated statement of earnings and statement of cash flows for the year ended August 28, 2021 have heretofore been made available to each Lender.  Such financial statements (including the notes thereto) (a) have been audited by Ernst & Young LLP, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods.  During the period from August 28, 2021 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial position of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.  Since August 28, 2021 through and including the Closing Date, there has not occurred an event or condition which has had a Material Adverse Effect.
(b)To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements through the Closing Date.
Section 5.2Organization; Existence; Compliance with Law.

Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 5.3Power; Authorization; Enforceable Obligations.

The Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party except to the extent that the failure to obtain such consent, authorization, filing or notice would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.  This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower.  This Credit Agreement constitutes, and each other Credit Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.4No Legal Bar.

The execution, delivery and performance of the Credit Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien (other than a Permitted Lien) on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower’s articles of incorporation or by-laws.

Section 5.5No Material Litigation.

Except as disclosed in Schedule 5.5, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority that (a) could reasonably be expected to have a Material Adverse Effect or (b) in any manner draw into question the validity, legality or enforceability of any Credit Document or any transaction contemplated thereby.

Section 5.6[Reserved].
Section 5.7[Reserved].
Section 5.8[Reserved].
Section 5.9Taxes.

Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

Section 5.10ERISA.
(a)Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter (or an opinion letter upon which the Borrower is entitled to rely) from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the knowledge of the Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(b)There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred and the Borrower is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate is in material compliance with the applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) (A) as of the most recent valuation date for any Pension Plan, the final actuarially-certified funding target attainment percentage is sixty percent (60%) or higher and (B) neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the final actuarially-certified funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, in each case, as determined under Section 430 of the Code and taking into account any exceptions, actuarial assumptions, extensions of such date and supplemental or additional contributions provided for in or permitted to be considered by Section 430 or the regulations promulgated thereunder; (iv) neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the Borrower’s knowledge, no event or circumstance has occurred that could reasonably be expected to cause the PGBC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)The Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA or Section 4975 of the Code, and none of the assets of the Borrower constitute or will constitute “plan assets” of one or more such plans within the meaning of Section 29 C.F.R. Section 2510.3-101.

Section 5.11Governmental Regulations, Etc.
(a)No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” in violation of Regulation U.  If requested by any Lender or the

Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.  No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning and in violation of Regulation U or any “margin security” within the meaning and in violation of Regulation T.  “Margin stock” within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.  None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.
(b)Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940, each as amended.  In addition, neither the Borrower nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.
Section 5.12Subsidiaries.

Schedule 5.12 sets forth all the Subsidiaries of the Borrower at the Closing Date and the jurisdiction of their organization, and an indication of whether such Subsidiary is a Material Subsidiary or an Immaterial Subsidiary.

Section 5.13Purpose of Loans.

The proceeds of the Loans hereunder shall be used solely by the Borrower to (a) to refinance existing Indebtedness of the Borrower under existing credit agreements, (b) repurchase stock in the Borrower, (c) to finance acquisitions to the extent permitted under this Credit Agreement and (d) for the working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.  The Letters of Credit shall be used only for or in connection with obligations relating to transactions entered into by the Borrower in the ordinary course of business.

Section 5.14Disclosure.

No certificate (including any financial statements or other documents or attached thereto) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the circumstances at such time, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, no assurance can be given that such projections will be realized and although based on the Borrower’s good faith estimate, projections are not to be viewed as facts and the actual results during the period or periods covered by the projections may differ materially from the projected or estimated result.

Section 5.15Taxpayer Identification Number.

The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.1.

Section 5.16[Reserved].
Section 5.17[Reserved].

Section 5.18Sanctions.

The Borrower represents that neither the Borrower nor any of its Subsidiaries (collectively, the “Company”) or, to the best of the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 5.19PATRIOT Act.

To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the PATRIOT Act.

Section 5.20Anti-Corruption Laws.

The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 5.21EEA Financial Institution.

The Borrower is not an EEA Financial Institution.

Section 5.22Beneficial Ownership Certification.

As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Article VI

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

Section 6.1Information Covenants.

The Borrower will furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

(a)Annual Financial Statements.  As soon as available, and in any event within the earlier of (i) the 100th day after the end of each fiscal year of the Borrower and (ii) the day that is ten (10) Business Days after the date the Borrower’s annual report on Form 10-K is required to be filed with the SEC, as of the end of such fiscal year, a consolidated balance sheet, consolidated statement of income, consolidated statement of stockholders’ equity and consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of Ernst & Young LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Borrower’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses that have been (x) disclosed to the Administrative Agent (it being understood that the Borrower’s filing with the SEC of a notice of such material weakness shall be deemed disclosure to the Administrative Agent), who in turn discloses such material weaknesses to the Lenders, and (y) remedied or otherwise diligently addressed (or in the process of being diligently addressed) by the Borrower in accordance with recommendations made by the Borrower’s external auditors in consultation with the Borrower.
(b)Quarterly Financial Statements.  Beginning with the fiscal quarter ending November 20, 2021, as soon as available, and in any event within the earlier of (i) the 50th day after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) the day that is five (5) Business Days after the date the Borrower’s quarterly report on Form 10-Q is required to be filed with the SEC, as of the end of such fiscal quarter, together with a related condensed  consolidated balance sheet, a condensed consolidated statement of income and a condensed consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, except for the condensed consolidated balance sheet that will be presented in comparative form to the Borrower’s most recent audited consolidated balance sheet, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of  a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.
(c)Officer’s Certificate.  At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of a Financial Officer of the Borrower substantially in the form of Schedule 6.1(c), (i) demonstrating compliance with the financial covenants contained in Sections 6.10 and 6.11 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) certifying as to the Borrower’s current senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody’s.
(d)Reports.  Promptly upon transmission or receipt thereof, (a) copies of any filings on Forms 8-K, 10-Q or 10-K and any other material filings or registrations with the SEC, or any successor agency, and copies of all financial statements, proxy statements, material notices and material reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Administrative Agent, all reports and written information provided or received within the two year period prior to the date of the request to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.
(e)Notices.  The Borrower will give written notice to the Administrative Agent (a) promptly upon obtaining knowledge thereof, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (b) upon the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries: (i) promptly upon the Borrower’s determination thereof, the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which is reasonably likely to have a

Material Adverse Effect, or (ii) promptly upon the Borrower’s determination thereof, the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, (c) promptly upon obtaining knowledge thereof, of any change in accounting policies or financial reporting practices by the Borrower or any Subsidiary that the Borrower’s external auditors consider to have a material impact on the consolidated financial statements of the Borrower and its  Subsidiary, and (d) promptly upon obtaining knowledge thereof, of the determination by the Registered Public Accounting Firm providing the opinion required under Section 6.1(a)(ii) (in connection with its preparation of such opinion) or the Borrower’s determination at any time of the occurrence or existence of any Internal Control Event.
(f)[Reserved].
(g)Change of Control; Reorganization.  Upon obtaining knowledge thereof, the Borrower will promptly provide the Administrative Agent and the Lenders with (i) written notice of any actual or expected Change of Control or Reorganization, (ii) the circumstances and relevant facts regarding such Change of Control or Reorganization (including the information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control or Reorganization, as the case may be), and (iii) such additional information and documents regarding such Change of Control or Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender.
(h)Debt Rating.  No later than five (5) days after a Financial Officer obtains knowledge of any such issuance of change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any issuance of change (either expressly or pursuant to a letter from S&P or Moody’s stating an “implied” rating), in rating by S&P or Moody’s in respect of the Borrower’s non-credit enhanced senior long-term debt (secured or unsecured), together with details thereof.
(i)Know Your Customer and Anti-Money Laundering. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
(j)Other Information.  With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Material Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

Documents required to be delivered pursuant to Section 6.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, Syndtrak, IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders who may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities) (each, a “Public Lender”).  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered under the Securities Exchange Act of 1934 and/or publicly traded on a registered securities exchange or in a generally accepted over-the-counter market, or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of Securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.14; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.  Notwithstanding any other provision contained herein, nothing in this paragraph shall be deemed to authorize or otherwise encourage any Lender to effect any transaction in the Borrower’s publicly traded securities while in possession of any information of a non-public nature that is included in any Borrower Materials designated as “PUBLIC” in the Platform.

Section 6.2Preservation of Existence and Franchises.

The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except, with respect to the Borrower’s Subsidiaries, as would not result in a Material Adverse Effect.

Section 6.3Books and Records.

The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

Section 6.4Compliance with Law.

The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property, except to the extent (a) such noncompliance would not reasonably be expected to result in a Material Adverse Effect or (b) such restriction is being contested in good faith by appropriate proceedings.

Section 6.5Payment of Taxes and Other Indebtedness.

Except as otherwise provided pursuant to the terms of the definition of “Permitted Liens” set forth in Section 1.1 and, with respect to clauses (a) and (c) of this Section 6.5, where failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

Section 6.6[Reserved].
Section 6.7[Reserved].
Section 6.8Use of Proceeds.

The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.13.

Section 6.9Audits/Inspections.

Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. Unless an Event of Default has occurred or is continuing, the Administrative Agent may not invoke this Section more than once in any calendar year.

Section 6.10Adjusted Debt to EBITDAR Ratio.

The Borrower shall cause the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR (the “Leverage Ratio”) as of the last day of each fiscal quarter to be no greater than 3.75 to 1.00; provided, that (a) the Borrower may in connection with a single acquisition or a series of related acquisitions for which the aggregate cash consideration paid or to be paid in respect thereof equals or exceeds $1,000,000,000 (a “Material Acquisition”), elect to increase the maximum Leverage Ratio permitted hereunder to 4.25 to 1.00 for a period of four (4) consecutive fiscal quarters commencing with the fiscal quarter in which such acquisition occurs (any such election being referred to as an “Acquisition Holiday”) and (b) at least two (2) complete consecutive fiscal quarters must have elapsed between the end of one Acquisition Holiday and the beginning of another Acquisition Holiday.

Section 6.11Interest Coverage Ratio.

The Borrower shall cause the Consolidated Interest Coverage Ratio as of the last day of each fiscal quarter to be no less than 2.50 to 1.0.

Section 6.12Anti-Corruption Laws.

The Borrower shall conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

Article VII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

Section 7.1Liens.

The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

Section 7.2Nature of Business.

The Borrower will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of the business of the Borrower and its Subsidiaries, taken as a whole, as of the Closing Date.

Section 7.3Consolidation, Merger, Sale or Purchase of Assets, etc.

The Borrower will not, nor will it permit any of its Subsidiaries to:

(a)except in connection with a disposition of assets permitted by the terms of subsection (c) below, dissolve, liquidate or wind up their affairs;
(b)enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower; (iii)  the Borrower or any of its Subsidiaries may merge or consolidate with any Person (other than the Borrower or any of its Subsidiaries) provided that (A) the Borrower or a Subsidiary of the Borrower  is the surviving corporation and (B) after giving effect on a  pro forma basis to such merger or consolidation, no Default or Event of Default would exist hereunder; and (iv) the Borrower may consummate the Reorganization pursuant to and in accordance with the provisions of the last paragraph of this Section 7.3.
(c)sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division); provided, however, the Borrower may consummate the Reorganization pursuant to and in accordance with the last paragraph of this Section 7.3; or
(d)except as otherwise permitted by Section 7.3(a) or Section 7.3(b), acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person; provided that (i) the Borrower or any of its Subsidiaries shall be permitted to make acquisitions of the type referred to in this Section 7.3(d), so long as such acquisitions are non-hostile and (ii) after giving effect on a pro forma basis to any such acquisition (including but not limited to any Indebtedness to be incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith), no Default or Event of Default would exist hereunder.

Notwithstanding the foregoing, but subject to the following provisions of this paragraph, the Borrower will be permitted to effect an internal reorganization that will result in the Borrower changing its state of incorporation from Nevada to Delaware and that will be accomplished either by (i) the Borrower merging with and into a new wholly-owned Subsidiary of the Borrower, which Subsidiary (x) will be incorporated in the state of Delaware and the surviving corporation of such merger, (y) shall, as a result of such merger, assume by operation of law all of the rights and obligations of the Borrower under the Credit Agreement, and (z) shall, immediately after the consummation of such merger, have management and controlling ownership substantially similar to that of the Borrower immediately prior to the consummation of such merger or (ii) if applicable, the Borrower becoming a wholly-owned Subsidiary of a new holding company incorporated in the State of Delaware, the outstanding capital stock of which holding company will be owned by the current shareholders of the Borrower (either such transaction, the “Reorganization”).  The Lenders hereby agree that the Borrower shall be permitted to consummate the Reorganization so long as (i) the consummation of the Reorganization shall not result in a material and adverse impact to the interests of the Administrative Agent and/or the Lenders under this Credit Agreement and the Notes, and (ii) after giving effect to the Reorganization, (A) the Borrower become a wholly-owned subsidiary of a corporation organized in the State of Delaware and (B) that the management and controlling ownership of such parent corporation immediately after the consummation of the Reorganization be substantially similar to that of the Borrower immediately prior to the consummation of the Reorganization.  The Borrower hereby agrees (i) to provide the Administrative Agent and the Lenders with such additional information and documents related to the Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender and (ii) to execute within a reasonable time after consummation of the Reorganization (not to exceed sixty (60) days unless otherwise agreed by the Administrative Agent) such appropriate amendments, corporate authority documents and other supporting documents to or under the Credit Agreement evidencing any changes made necessary by the consummation of the Reorganization (including, without limitation, (x) in the event the Borrower merges with and into a new wholly-owned Subsidiary of the Borrower, a legal opinion of Borrower’s counsel, in form and substance reasonably acceptable to the Administrative Agent’s legal counsel, addressing the enforceability of the Credit Documents with respect to such surviving Subsidiary and (y) in the event that the Borrower becomes a wholly-owned subsidiary of a new parent holding company incorporated in Delaware, a guaranty by such new parent holding company of the Borrower’s obligations under the Credit Agreement) and such other changes as may be mutually agreed to by the Borrower (or its successor, if applicable) and the parties hereto, each in form and substance reasonably acceptable to the Borrower (or its successor, if applicable), the Administrative Agent and the Required Lenders.  The Borrower acknowledges that the agreement of the Lenders evidenced in this paragraph is given in reliance upon the foregoing conditions and agreements and shall be deemed revoked if any such condition or agreement is breached.

Section 7.4[Reserved].
Section 7.5Subsidiary Indebtedness.

The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness set forth on Schedule 7.5 (and any renewals, refinancings or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);
(b)intercompany Indebtedness owed by a Subsidiary of the Borrower to the Borrower or to one or more wholly-owned Subsidiaries of the Borrower;
(c)Indebtedness of the Subsidiaries (excluding intercompany Indebtedness owed to the Borrower or to one or more wholly-owned Subsidiaries of the Borrower) to provide all or a portion of the purchase price of short-lived assets (such as trucks and computer equipment) which may be treated as Finance Leases in accordance with GAAP;
(d)Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums; and
(e)other Indebtedness of the Subsidiaries (excluding intercompany Indebtedness owed to the Borrower or to one or more wholly-owned Subsidiaries of the Borrower) in an aggregate principal amount not to exceed, at any time outstanding, together with Indebtedness secured by Liens permitted pursuant to clause (xxi) of the definition of “Permitted Liens”, 10% of Consolidated Net Tangible Assets.
Section 7.6Sanctions.

The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to (a) fund any activities or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person participating in the Loan or Letter of Credit.

Section 7.7Anti-Corruption Laws.

The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan or Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

Article VIII

EVENTS OF DEFAULT
Section 8.1Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)Payment.  The Borrower shall
(i)default in the payment when due of any principal of any of the Loans, or
(ii)default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or
(b)Representations.  Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or
(c)Covenants.  The Borrower shall
(i)default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.8, 6.10, 6.11 or 7.1 through 7.3, inclusive, 7.5 and 7.6;
(ii)default in the due performance of any term, covenant or agreement contained in Section 6.1 and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of a Financial Officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or
(iii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or
(d)Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect to the Borrower or any of its Material Subsidiaries; or

(e)Other Indebtedness.  With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement or owing to the Borrower or any of its Subsidiaries) in excess of $150,000,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole, (i) the Borrower or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace or cure period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due, or to be required to be purchased or redeemed, prior to the applicable maturity date, but after the expiration of all applicable grace or cure periods; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof and shall not be repaid when due; or
(f)Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $150,000,000 or more in the aggregate (to the extent not paid or covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, or if longer, within the applicable appeal period (but in no event for more than 90 days from the entry thereof); or
(g)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
(h)Letters of Credit.  The Borrower shall (i) default in the payment when due of any reimbursement obligations arising from drawings under Letters of Credit (it being understood that such payment may be accomplished pursuant to the application of proceeds from a new Base Rate Loan made in accordance with the provisions of Section 2.4(c) or pursuant to the application of funds held in a cash collateral account) or (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on any reimbursement obligations arising from drawings under Letters of Credit; or
(i)Invalidity of Credit Documents.  Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Indebtedness under the Credit Documents, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Credit Document; or the Borrower denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any provision of any Credit Document.
Section 8.2Acceleration; Remedies.

Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 10.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

(a)Termination of Commitments.  Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.
(b)Acceleration.  Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the

Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
(c)Enforcement of Rights.  Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.
(d)Cash Collateral.  Require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then outstanding amount thereof); and

Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(d) shall occur, then the Commitments shall automatically terminate and all Loans, reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder in respect thereof automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

Article IX

AGENCY PROVISIONS
Section 9.1Appointment and Authority.
(a)Each Lender hereby designates and appoints Bank of America as administrative agent (in such capacity as Administrative Agent hereunder, the “Administrative Agent”) of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent.  The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of the provisions hereof.  In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Affiliates.
(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided, however, that such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
Section 9.2Delegation of Duties.

The Administrative Agent may execute any of its respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided that the use of any agents or attorneys-in-fact shall not relieve the Administrative Agent of its duties hereunder.

Section 9.3Exculpatory Provisions.

The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any of its Affiliates.

Section 9.4Reliance on Communications.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, electronic record, cablegram, telegram, telecopy, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed (whether electronically or manually), sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care).  The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.3(b) hereof.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

Section 9.5Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Documents, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

Section 9.6Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.7Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

Section 9.8Administrative Agent in its Individual Capacity.

Bank of America, each other L/C Issuer and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrower and its respective Affiliates as though Bank of America were not the Administrative Agent or such L/C Issuer were not an L/C Issuer hereunder, as applicable, and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America, each L/C Issuer and their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor such L/C Issuer shall be under any obligation to provide such information to them.  With respect to its Loans or any Letter of Credit issued by it, Bank of America or such other L/C Issuer, as applicable, shall have the same rights and powers under the Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America or such other L/C Issuer, as applicable, in its individual capacity.

Section 9.9Successor Administrative Agent.

The Administrative Agent may at any time resign upon 20 days’ written notice to the Lenders, each L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, so long as no Default or Event of Default has occurred and is continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the applicable L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Article IX and (3) the retiring Administrative Agent will provide to the Borrower and the Lenders reasonable access to the Register and/or copies of each Lender’s Administrative Questionnaire.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Article IX).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.9 shall also constitute its resignation as L/C Issuer and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10Syndication Agent, Documentation Agents and Arrangers.

The Syndication Agent, Documentation Agents and Arrangers, each in its capacity as such, shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.

Article X

MISCELLANEOUS
Section 10.1Notices.
(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing, and except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted and received (by confirmation of receipt) via telecopy (or other facsimile device) to the number set out below, (iii) the day on which the same has been delivered by a reputable national overnight air courier service to the addressee, or (iv) the day on which the same is delivered to the addressee or delivery refused by the addressee by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.1, and, in the case of the Lenders, to the address, facsimile number, electronic mail address specified in its Administrative Questionnaire, or at such other address as such party may specify by written notice to the other parties hereto.
(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  FURTHERMORE, THE BORROWER DOES NOT WARRANT THE ADEQUACY OF THE PLATFORM, AND MAKES NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IN CONNECTION WITH THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc.  Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including Securities Laws, to review Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of Securities Laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon, in good faith, any notices (including telephonic or electronic Notices of Borrowing and Notices of Extension/Conversion) purportedly given by or on behalf of the Borrower and reasonably understood by the Administrative Agent and/or the Lenders, as applicable, to be authentic even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower (but excluding any such losses, costs, expenses and  liabilities that (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party or (y) result from a claim brought by the Borrower against the Administrative Agent or such Related Party for breach in bad faith of such party’s obligations hereunder or under any other Credit Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction).  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.2Right of Set-Off.

In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuation of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes or the other Credit Documents, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 10.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

Section 10.3Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender other than in connection with a Reorganization permitted by Section 7.3 hereof and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.3(b), (ii) by way of participation in accordance with the provisions of Section 10.3(d), (iii) to an SPV in accordance with the provisions of Section 10.3(g), or (iv) by way of a pledge of its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.3(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it; provided, that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the revolving credit facility hereunder, and in integral multiples of $1,000,000 in excess thereof unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;
(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and
(C)the consent of the L/C Issuer and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving credit facility hereunder.
(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.10 and 3.11 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.3(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary (including with regard to assignments of Loans and transfers of Notes).  The entries in the Register shall be conclusive, absent convincing evidence to the contrary, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.7 without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) and (b) of Section 10.6 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.10(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.17 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.9 or 3.10, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.17 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)[Reserved].
(g)Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPV”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 3.14.  Each party hereto hereby agrees that (i) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Credit Agreement (including its obligations under Section 3.4), (ii) no SPV shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPV may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (unless waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.
(h)Resignation as L/C Issuer or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.3(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Section 10.4No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.2 (subject to the terms of Section 3.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any debtor relief law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.5Payment of Expenses, etc.

The Borrower agrees to:  (a) pay all reasonable out-of-pocket costs and expenses (i) of the Administrative Agent and the Arrangers (and their respective Affiliates) in connection with the syndication of the credit facilities provided for herein, the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, subject to any agreed upon limitations, the reasonable and documented out-of-pocket fees and expenses of a single law firm acting as counsel for such Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person) and, if necessary, of a single local counsel in each appropriate jurisdiction)) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (ii) of the Administrative Agent, the L/C Issuers and the Lenders (and their respective Affiliates) in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable and documented fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (b) pay and hold each of the Lenders harmless from and against any and all future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (c) indemnify the Administrative Agent, each Lender, the Arrangers, the Documentation Agents and the Arrangers and their respective officers, directors, employees, representatives, agents and Affiliates (each an “Indemnitee”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto, but excluding any investigation initiated by the Person seeking indemnification hereunder) related to the entering into and/or performance of any Credit Document (including without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, in the form of an Electronic Record)” or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (including non-duplicative allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding or (ii) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (i) or (ii) above, any such losses, liabilities, claims, damages or expenses to the extent that they resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) a material breach by the relevant Indemnitee (as determined by a court of competent jurisdiction in a final non-appealable judgment) of the express contractual obligations of such Indemnitee under any Credit Document pursuant to a claim made by the Borrower or (z) any disputes between or among any of the Indemnitees and not arising from any act or omission by the Borrower or any of its Affiliates, other than claims against any Indemnitee (or its Affiliates) in its capacity as an agent or Arranger with respect to the Credit Documents.  In no event shall the Administrative Agent or any Lender be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak or other similar information transmission systems in connection with this Credit Agreement, other than to the extent of direct or actual damages resulting from the gross negligence or willful misconduct of such party or material breach in bad faith by such party of its express contractual obligations hereunder with respect to such information or materials as determined, in each case, by a final and nonappealable judgment of a court of competent jurisdiction.  In no event shall the Borrower, any of its Affiliates or any Indemnitee be liable for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) that may be alleged as a result of this Credit Agreement or any other Credit Document or any of the transactions contemplated hereby or thereby (except, in the case of the Borrower, to the extent otherwise required to be indemnified by the Borrower pursuant to the terms of this Section 10.5).

Section 10.6Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower (with prompt written notice of the same delivered to the Administrative Agent), provided, however, that:

(a)no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby (other than Defaulting Lenders), (i) reduce the rate or extend the time of payment of interest (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) an amendment approved by the Required Lenders as set forth in the definition of “Applicable Margin” following the withdrawal by S&P and Moody’s of their ratings on the Borrower’s senior unsecured (non-credit enhanced) long term debt) on any Loan or fees hereunder, (ii) reduce the rate or extend the time of payment of any fees owing hereunder, (iii) except as otherwise permitted under Section 3.4(d), extend (A) the Commitment of any Lender, or (B) the final maturity of any Loan, or any portion thereof, or (iv) reduce the principal amount on any Loan or, except as otherwise permitted under Section 3.4(d), extend the time of payment thereof;
(b)no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby (other than Defaulting Lenders), (i) except as otherwise permitted under Section 3.4(b), increase the Commitment of any Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 10.6 or Section 3.12, Section 3.14 or Section 3.15(b), (iii) reduce or increase any percentage specified in, or otherwise modify, the definition of “Required Lenders,” or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party;
(c)no provision of (i) Section 2.3 may be amended without the consent of the Swingline Lender; (ii) Section 2.4 may be amended without the consent of each L/C Issuer; and (iii) Article IX may be amended without the consent of the Administrative Agent, such consent in each case not to be unreasonably withheld; and
(d)designation of the Master Account or of any Financial Officer may not be made without the written consent of at least two Financial Officers of the Borrower.

Notwithstanding anything to the contrary herein, (i) the Administrative Agent’s Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) in order to implement any Successor Rate or any Conforming Changes, in each case in accordance with Section 3.7, this Credit Agreement may be amended for such purpose as provided in Section 3.7,  and (iv) the Administrative Agent shall have the right, from time to time, to make Conforming Changes and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 10.7Counterparts.

This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or an L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent  shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Credit Agreement may be in the form of an electronic record and may be executed using electronic signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the parties hereto of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention.

Section 10.8Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

Section 10.9Survival.

All indemnities set forth herein, including, without limitation, in Section 3.9, 3.10, 3.11, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

Section 10.10Governing Law; Submission to Jurisdiction; Venue.
(a)THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Schedule 10.1, such service to become effective three (3) days after such mailing.  Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.
(b)The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 10.11Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.12Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

Section 10.13Binding Effect; Termination.
(a)This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. The parties hereto who are also parties to the Existing Credit Agreement each hereby agree that, at such time as this Credit Agreement shall have become effective pursuant to the terms of Article IV, (a) the Existing Credit Agreement automatically shall be deemed amended, superseded and restated in its entirety by this Credit Agreement and (b) the Commitments under the Existing Credit Agreement and as defined therein automatically shall be replaced with the Commitments hereunder.  This Credit Agreement is not a novation of the Existing Credit Agreement, and, for the avoidance of doubt, the commitment of any lender under the Existing Credit Agreement that is not a Lender under this Credit Agreement shall be deemed to be terminated concurrently with the effectiveness of this Credit Agreement pursuant to the terms of Article IV.
(b)The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.
Section 10.14Confidentiality.

The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the “Information”).  Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower; (iv) to any actual or prospective assignee, participant or counterparty (or its advisors) to any swap, hedge, securitization or derivative transaction relating to any of its rights or obligations under this Credit Agreement or relating to the Borrower and its obligations so long as such actual or prospective assignee, participant or counterparty (or its advisor) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by that terms of this Section 10.14; (v) to the extent required in connection with the exercise of remedies under this Credit Agreement or any other Credit Documents; (vi) any insurance broker or provider of credit insurance; or (vii) to the extent that the Borrower shall have consented in writing to such disclosure.  Nothing set forth in this Section 10.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Borrower.

Section 10.15Source of Funds.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Credit Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(4)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto).
Section 10.16Conflict.

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

Section 10.17USA PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 10.18No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, Documentation Agents and Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Documentation Agent and each Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent,  any Documentation Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, any Documentation Agent nor any Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, any Documentation Agent or any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent,  the Documentation Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Documentation Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship arising out of the transactions contemplated hereby; and (v) the Administrative Agent,  the Documentation Agents and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby agrees that it will not claim that any of the Administrative Agent, Documentation Agents, Arrangers, Lenders or any of their respective affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

Section 10.19Electronic Execution; Electronic Records; Counterparts.

This Credit Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  The Borrower and each of the Credit Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any L/C Issuer nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any L/C Issuer and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, any L/C Issuer nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuers and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Credit Agreement or any other Credit Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

The Borrower and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Credit Document based solely on the lack of paper original copies of this Credit Agreement, such other Credit Document, and (ii) any claim against the Administrative Agent, each Credit Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.20Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

(i)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.21Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.22Recovery of Erroneous Payments.

Without limitation of any other provision in this Credit Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, the Swingline Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand (and in any event, within two (2) Business Days of such demand) the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWER:	AUTOZONE, INC.

By:

Name:

Title:

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

LENDERS:	BANK OF AMERICA, N.A.,

as a Lender, Swingline Lender and L/C Issuer

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.,

as a Lender and L/C Issuer

By:

Name:

Title:

TRUIST BANK,

as a Lender and L/C Issuer

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION,

as a Lender and L/C Issuer

By:

Name:

Title:

WELLS FARGO BANK, N.A.,

as a Lender and L/C Issuer

By:

Name:

Title:

MIZUHO BANK, LTD.,

as a Lender

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

as a Lender

By:

Name:

Title:

BANCO SANTANDER, S.A., NEW YORK BRANCH,

as a Lender

By:

Name:

Title:

BANK OF THE WEST,

as a Lender

By:

Name:

Title:

CAPITAL ONE, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

CITIBANK, N.A.,

as a Lender

By:

Name:

Title:

CITIZENS BANK, N.A.,

as a Lender

By:

Name:

Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as a Lender

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH,

as a Lender

By:

Name:

Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

MUFG BANK, LTD.,

as a Lender

By:

Name:

Title:

REGIONS BANK,

as a Lender

By:

Name:

Title:

SUMITOMO MITSUI BANKING CORPORATION,

as a Lender

By:

Name:

Title:

THE HUNTINGTON NATIONAL BANK,

as a Lender

By:

Name:

Title:

TD BANK, N.A.,

as a Lender

By:

Name:

Title:

COMERICA BANK,

as a Lender

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title: